EXHIBIT 99.1
FOR IMMEDIATE RELEASE

FROM: MSA Safety Incorporated
Ticker: MSA (NYSE)
Media Relations Contact: Mark Deasy (412) 559-8154
Investor Relations Contact: Chris Hepler (412) 225-3717

MSA Safety Announces Second Quarter Results
Strong growth driven by execution of strategy and robust demand environment

PITTSBURGH, July 27, 2022 - Global safety equipment manufacturer MSA Safety Incorporated (NYSE: MSA) today reported financial results for the second quarter of 2022.

Quarterly Highlights

•Total sales were $372 million, increasing 9% from a year ago on a reported basis and 12% on a constant currency basis. The combination of volume growth and price realization drove constant currency organic growth of 8% while acquisitions contributed 4%.

•GAAP operating income was $62 million or 16.5% of sales, compared to $35 million or 10.3% of sales in the same period a year ago. Adjusted operating income was $66 million or 17.6% of sales, compared to $59 million or 17.2% of sales in the same period a year ago.

•GAAP earnings were $48 million or $1.21 per diluted share, compared to $25 million or
$0.64 per diluted share in the same period a year ago. Adjusted earnings were $51 million or $1.29 per diluted share, compared to $42 million or $1.06 per diluted share in the same period a year ago.

•Operating cash flow was $15 million, compared to $38 million in the same period a year ago. The decline was primarily associated with an increase in working capital, notably inventory, in response to strong demand and ongoing supply chain constraints.

•MSA funded an $18 million dividend on its common stock and repurchased $28 million in shares in the quarter.

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Comments from Management

“Our strong second quarter results were driven by robust demand across our diversified end markets and excellent operational execution by our team,” said Nish Vartanian, MSA Chairman, President and Chief Executive Officer. “Our order activity was strong throughout the quarter and drove 12 percent constant currency sales growth,” he said. Mr. Vartanian added that orders increased 15 percent year-over-year on a constant currency basis and the company’s book-to-bill continued to trend well above 1x.

“Our key end markets remain healthy as demonstrated by broad-based demand across most all of our product categories. In addition to strong underlying demand, we were awarded several significant fire service breathing apparatus orders based on the strength of our technology and our long-standing focus on being attentive and responsive to customer needs and preferences,” Mr. Vartanian said.

“Overall, we are successfully managing through a very dynamic macroeconomic environment that includes ongoing supply chain issues. Although we saw strong year-over-year sales growth in the quarter, supply chain challenges did impact our growth, working capital and cash flow. Still, despite the growing economic uncertainties, I remain confident in our ability to continue executing our strategy and driving long-term value to our shareholders. We enter the second half with record backlog and a very healthy balance sheet,” Mr. Vartanian concluded.

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MSA Safety Incorporated
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net sales	$372,313	$341,289	$703,005	$649,717
Cost of products sold	207,913	188,289	395,821	361,934
Gross profit	164,400	153,000	307,184	287,783

Selling, general and administrative	86,076	83,426	164,625	158,889
Research and development	15,268	13,970	28,601	27,204
Restructuring charges	57	7,078	2,247	8,385
Currency exchange (gains) losses, net	(1,463)	1,640	1,809	(459)
Product liability expense	2,926	11,751	5,698	14,547
Operating income	61,536	35,135	104,204	79,217

Interest expense	4,578	2,172	8,196	4,082
Other income, net	(6,419)	(2,293)	(12,762)	(6,506)
Total other income, net	(1,841)	(121)	(4,566)	(2,424)

Income before income taxes	63,377	35,256	108,770	81,641
Provision for income taxes	15,684	9,808	25,535	19,557
Net income	47,693	25,448	83,235	62,084
Net income attributable to noncontrolling interests	—	(262)	—	(448)
Net income attributable to MSA Safety Incorporated	$47,693	$25,186	$83,235	$61,636

Earnings per share attributable to MSA Safety Incorporated common shareholders:
Basic	$1.21	$0.64	$2.12	$1.57
Diluted	$1.21	$0.64	$2.11	$1.56

Basic shares outstanding	39,266	39,167	39,279	39,131
Diluted shares outstanding	39,421	39,420	39,472	39,421

*Prior periods have been adjusted to reflect the change in inventory accounting method, as described in the Company's fiscal 2021 Annual Report on Form 10-K.
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MSA Safety Incorporated
Condensed Consolidated Balance Sheets (Unaudited)
(In thousands)

	June 30, 2022	December 31, 2021
Assets
Cash and cash equivalents	$134,047	$140,895
Trade receivables, net	265,290	254,187
Inventories	341,544	280,617
Notes receivable, insurance companies	3,972	3,914
Other current assets	99,626	113,191
Total current assets	844,479	792,804

Property, plant and equipment net	203,036	207,793
Prepaid pension cost	176,373	163,283
Goodwill	619,449	636,858
Intangible assets, net	290,221	306,948
Notes receivable, insurance companies, noncurrent	45,161	44,626
Insurance receivable, noncurrent	117,825	121,609
Other noncurrent assets	111,903	122,475
Total assets	$2,408,447	$2,396,396

Liabilities and shareholders' equity
Notes payable and current portion of long-term debt, net	$7,433	$—
Accounts payable	111,861	106,780
Other current liabilities	216,964	223,826
Total current liabilities	336,258	330,606

Long-term debt, net	615,778	597,651
Pensions and other employee benefits	181,958	189,973
Noncurrent operating lease liabilities	37,626	40,706
Deferred tax liabilities	31,342	33,337
Product liability and other noncurrent liabilities	367,415	369,735
Total shareholders' equity	838,070	834,388
Total liabilities and shareholders' equity	$2,408,447	$2,396,396

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MSA Safety Incorporated
Condensed Consolidated Statements of Cash Flows (Unaudited)
(In thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Net income	$47,693	$25,448	$83,235	$62,084
Depreciation and amortization	13,922	11,584	28,087	22,088
Change in working capital and other operating	(46,162)	1,266	(71,346)	(258)
Cash flow from operating activities	15,453	38,298	39,976	83,914

Capital expenditures	(11,829)	(10,706)	(19,805)	(20,288)
Acquisition, net of cash acquired	—	—	—	(62,992)
Change in short-term investments	5,180	5,015	14,207	25,045
Property disposals and other investing	—	25	—	60
Cash flow used in investing activities	(6,649)	(5,666)	(5,598)	(58,175)

Change in debt	32,000	(25,013)	37,000	27,004
Cash dividends paid	(18,109)	(17,247)	(35,401)	(34,067)
Other financing	(27,764)	(834)	(31,372)	(4,392)
Cash flow used in financing activities	(13,873)	(43,094)	(29,773)	(11,455)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(7,113)	(187)	(10,474)	(907)

(Decrease) increase in cash, cash equivalents and restricted cash	$(12,182)	$(10,649)	$(5,869)	$13,377
*Prior periods have been adjusted to reflect the change in inventory accounting method, as described in the Company's fiscal 2021 Annual Report on Form 10-K.

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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Three Months Ended June 30, 2022
Sales to external customers	$252,386	$119,927	$—	$372,313
Operating income				61,536
Operating margin %				16.5%
Restructuring charges				57
Currency exchange gains, net				(1,463)
Product liability expense				2,926
Acquisition related costs (a)				2,557
Adjusted operating income (loss)	57,141	17,207	(8,735)	65,613
Adjusted operating margin %	22.6%	14.3%		17.6%
Depreciation and amortization (b)				11,604
Adjusted EBITDA	65,461	20,370	(8,614)	77,217
Adjusted EBITDA margin %	25.9%	17.0%		20.7%

Three Months Ended June 30, 2021
Sales to external customers	$217,707	$123,582	$—	$341,289
Operating income				35,135
Operating margin %				10.3%
Restructuring charges				7,078
Currency exchange losses, net				1,640
Product liability expense				11,751
Acquisition related costs (a)				3,168
Adjusted operating income (loss)	49,319	20,444	(10,991)	58,772
Adjusted operating margin %	22.7%	16.5%		17.2%
Depreciation and amortization				11,584
Adjusted EBITDA	57,218	24,024	(10,886)	70,356
Adjusted EBITDA margin %	26.3%	19.4%		20.6%

*Prior period has been adjusted to reflect the change in inventory accounting method, as described in the Company's fiscal 2021 Annual Report on Form 10-K. Adjustments were made to Americas and International.
(a) Acquisition related costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during due diligence and integration. These costs are included in selling, general and administrative expense in the unaudited Condensed Consolidated Statements of Income. Acquisition related costs also include the acquisition related amortization, which is included in cost of products sold in the unaudited Condensed Consolidated Statements of Income.
(b) Excludes acquisition related amortization, which is included in acquisition related costs above.
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The Americas segment is comprised of our operations in Northern North American and Latin American geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.
Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense, acquisition related costs, including acquisition related amortization. Adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization, and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP, and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.
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MSA Safety Incorporated
Segment Information (Unaudited)
(In thousands, except percentage amounts)

	Americas	International	Corporate	Consolidated
Six Months Ended June 30, 2022
Sales to external customers	$478,034	$224,971	$—	$703,005
Operating income				104,204
Operating margin %				14.8%
Restructuring charges				2,247
Currency exchange losses, net				1,809
Product liability expense				5,698
Acquisition related costs (a)				5,499
Adjusted operating income (loss)	109,577	26,196	(16,316)	119,457
Adjusted operating margin %	22.9%	11.6%		17.0%
Depreciation and amortization (b)				23,420
Adjusted EBITDA	126,256	32,698	(16,077)	142,877
Adjusted EBITDA margin %	26.4%	14.5%		20.3%

Six Months Ended June 30, 2021
Sales to external customers	$426,046	$223,671	$—	$649,717
Operating income				79,217
Operating margin %				12.2%
Restructuring charges				8,385
Currency exchange gains, net				(459)
Product liability expense				14,547
Acquisition related costs (a)				4,541
Adjusted operating income (loss)	94,512	29,201	(17,482)	106,231
Adjusted operating margin %	22.2%	13.1%		16.4%
Depreciation and amortization				22,088
Adjusted EBITDA	109,444	36,154	(17,279)	128,319
Adjusted EBITDA margin %	25.7%	16.2%		19.7%

*Prior period has been adjusted to reflect the change in inventory accounting method, as described in the Company's fiscal 2021 Annual Report on Form 10-K. Adjustments were made to Americas and International.
(a) Acquisition related costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during due diligence and integration. These costs are included in selling, general and administrative expense in the unaudited Condensed Consolidated Statements of Income. Acquisition related costs also include the acquisition related amortization, which is included in cost of products sold in the unaudited Condensed Consolidated Statements of Income.
(b) Excludes acquisition related amortization, which is included in acquisition related costs above.
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The Americas segment is comprised of our operations in Northern North American and Latin American geographies. The International segment is comprised of our operations in all geographies outside of the Americas. Certain global expenses are allocated to each segment in a manner consistent with where the benefits from the expenses are derived.
Adjusted operating income (loss), adjusted operating margin, adjusted earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA margin are the measures used by the chief operating decision maker to evaluate segment performance and allocate resources. As such, management believes that adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are useful metrics for investors. Adjusted operating income (loss) is defined as operating income excluding restructuring charges, currency exchange gains / losses, product liability expense, acquisition related costs, including acquisition related amortization. Adjusted operating margin is defined as adjusted operating income (loss) divided by segment sales to external customers. Adjusted EBITDA is defined as adjusted operating income (loss) plus depreciation and amortization, and adjusted EBITDA margin is defined as adjusted EBITDA divided by segment sales to external customers. Adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin are not recognized terms under GAAP, and therefore do not purport to be alternatives to operating income or operating margin as a measure of operating performance. The Company's definition of adjusted operating income (loss), adjusted operating margin, adjusted EBITDA and adjusted EBITDA margin may not be comparable to similarly titled measures of other companies. As such, management believes that it is appropriate to consider operating income determined on a GAAP basis in addition to these non-GAAP measures.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Consolidated

	Three Months Ended June 30, 2022
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	20%	(10)%	15%	16%	24%	(14)%	11%	(5)%	9%
Plus: Currency translation effects	4%	3%	1%	2%	3%	4%	3%	5%	3%
Constant currency sales change	24%	(7)%	16%	18%	27%	(10)%	14%	—%	12%
Less: Acquisitions	—%	—%	—%	—%	25%	—%	5%	—%	4%
Organic constant currency sales change	24%	(7)%	16%	18%	2%	(10)%	9%	—%	8%

*Fixed Gas and Flame Detection includes the impact of the Bacharach     acquisition completed on July 1, 2021.

	Six Months Ended June 30, 2022
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	11%	(3)%	13%	7%	31%	(10)%	11%	(10)%	8%
Plus: Currency translation effects	3%	3%	1%	2%	2%	3%	2%	3%	3%
Constant currency sales change	14%	—%	14%	9%	33%	(7)%	13%	(7)%	11%
Less: Acquisitions	—%	—%	—%	—%	26%	—%	6%	—%	5%
Organic constant currency sales change	14%	—%	14%	9%	7%	(7)%	7%	(7)%	6%

*Fixed Gas and Flame Detection includes the impact of the Bacharach     acquisition completed on July 1, 2021.

Organic constant currency sales change is a non-GAAP financial measure provided by the Company to give a better understanding of the Company's underlying business performance. Organic constant currency sales change is calculated by deducting the percentage impact from acquisitions and currency translation effects from the overall percentage change in net sales.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

Americas Segment

	Three Months Ended June 30, 2022
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	26%	(4)%	18%	25%	37%	(4)%	18%	(7)%	16%
Plus: Currency translation effects	—%	—%	—%	—%	—%	1%	1%	—%	—%
Constant currency sales change	26%	(4)%	18%	25%	37%	(3)%	19%	(7)%	16%
Less: Acquisitions	—%	—%	—%	—%	34%	—%	7%	—%	6%
Organic constant currency sales change	26%	(4)%	18%	25%	3%	(3)%	12%	(7)%	10%
*Fixed Gas and Flame Detection includes the impact of the Bacharach     acquisition completed on July 1, 2021.

	Six Months Ended June 30, 2022
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	15%	(4)%	15%	12%	44%	—%	15%	(15)%	12%
Plus: Currency translation effects	—%	—%	—%	1%	—%	1%	1%	1%	1%
Constant currency sales change	15%	(4)%	15%	13%	44%	1%	16%	(14)%	13%
Less: Acquisitions	—%	—%	—%	—%	34%	—%	7%	—%	6%
Organic constant currency sales change	15%	(4)%	15%	13%	10%	1%	9%	(14)%	7%
*Fixed Gas and Flame Detection includes the impact of the Bacharach     acquisition completed on July 1, 2021.

Organic constant currency sales change is a non-GAAP financial measure provided by the Company to give a better understanding of the Company's underlying business performance. Organic constant currency sales change is calculated by deducting the percentage impact from acquisitions and currency translation effects from the overall percentage change in net sales.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Constant currency revenue growth (Unaudited)

International Segment

	Three Months Ended June 30, 2022
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	8%	(23)%	4%	(1)%	7%	(27)%	(3)%	(3)%	(3)%
Plus: Currency translation effects	10%	8%	7%	7%	8%	7%	8%	10%	8%
Constant currency sales change	18%	(15)%	11%	6%	15%	(20)%	5%	7%	5%
Less: Acquisitions	—%	—%	—%	—%	13%	—%	3%	—%	3%
Organic constant currency sales change	18%	(15)%	11%	6%	2%	(20)%	2%	7%	2%

*Fixed Gas and Flame Detection includes the impact of the Bacharach acquisition completed on July 1, 2021.

	Six Months Ended June 30, 2022
	Breathing Apparatus	Firefighter Helmets and Protective Apparel	Industrial Head Protection	Portable Gas Detection	Fixed Gas and Flame Detection*	Fall Protection	Core Sales	Non-Core Sales	Net Sales
GAAP reported sales change	4%	—%	5%	(4)%	13%	(24)%	1%	(5)%	1%
Plus: Currency translation effects	8%	9%	5%	6%	5%	6%	7%	9%	6%
Constant currency sales change	12%	9%	10%	2%	18%	(18)%	8%	4%	7%
Less: Acquisitions	—%	—%	—%	—%	15%	—%	4%	—%	3%
Organic constant currency sales change	12%	9%	10%	2%	3%	(18)%	4%	4%	4%

*Fixed Gas and Flame Detection includes the impact of the Bacharach acquisition completed on July 1, 2021.

Organic constant currency sales change is a non-GAAP financial measure provided by the Company to give a better understanding of the Company's underlying business performance. Organic constant currency sales change is calculated by deducting the percentage impact from acquisitions and currency translation effects from the overall percentage change in net sales.

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MSA Safety Incorporated
Supplemental Segment Information (Unaudited)
Summary of constant currency revenue growth by segment and product group

	Three Months Ended June 30, 2022
	Consolidated	Americas	International
Fixed Gas and Flame Detection*	27%	37%	15%
Breathing Apparatus	24%	26%	18%
Portable Gas Detection	18%	25%	6%
Industrial Head Protection	16%	18%	11%
Firefighter Helmets & Protective Apparel	(7)%	(4)%	(15)%
Fall Protection	(10)%	(3)%	(20)%
Core Sales	14%	19%	5%

Non-Core Sales	—%	(7)%	7%

Net Sales	12%	16%	5%
Net Sales excluding Acquisitions	8%	10%	2%

*Fixed Gas and Flame Detection includes the impact of the Bacharach acquisition completed on July 1, 2021.

	Six Months Ended June 30, 2022
	Consolidated	Americas	International
Fixed Gas and Flame Detection*	33%	44%	18%
Breathing Apparatus	14%	15%	12%
Portable Gas Detection	9%	13%	2%
Industrial Head Protection	14%	15%	10%
Firefighter Helmets & Protective Apparel	—%	(4)%	9%
Fall Protection	(7)%	1%	(18)%
Core Sales	13%	16%	8%

Non-Core Sales	(7)%	(14)%	4%

Net Sales	11%	13%	7%
Net Sales excluding Acquisitions	6%	7%	4%

*Fixed Gas and Flame Detection includes the impact of the Bacharach acquisition completed on July 1, 2021.

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MSA Safety Incorporated
Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures
Adjusted earnings (Unaudited)
Adjusted earnings per diluted share (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended June 30,			Six Months Ended June 30,
	2022	2021	% Change	2022	2021	% Change

Net income attributable to MSA Safety Incorporated	$47,693	$25,186	89%	$83,235	$61,636	35%

Product liability expense	2,926	11,751		5,698	14,547
Acquisition related costs (a)	2,557	3,168		5,499	4,541
Restructuring charges	57	7,078		2,247	8,385
Asset related losses and other	120	29		124	48
Currency exchange (gains) losses, net	(1,463)	1,640		1,809	(459)
Income tax expense on adjustments	(946)	(7,029)		(4,069)	(9,399)
Adjusted earnings	$50,944	$41,823	22%	$94,543	$79,299	19%

Adjusted earnings per diluted share	$1.29	$1.06	22%	$2.40	$2.01	19%

(a) Acquisition related costs include advisory, legal, accounting, valuation, and other professional or consulting fees incurred during due diligence and integration. These costs are included in selling, general and administrative expense in the unaudited Condensed Consolidated Statements of Income. Acquisition related costs also include the acquisition related amortization, which is included in cost of products sold in the unaudited Condensed Consolidated Statements of Income.

Management believes that adjusted earnings and adjusted earnings per diluted share are useful measures for investors, as management uses these measures to internally assess the company’s performance and ongoing operating trends. There can be no assurances that additional special items will not occur in future periods, nor that MSA's definition of adjusted earnings is consistent with that of other companies. As such, management believes that it is appropriate to consider both net income determined on a GAAP basis as well as adjusted earnings.
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About MSA:
Established in 1914, MSA Safety Incorporated is the global leader in the development, manufacture and supply of safety products that protect people and facility infrastructures.  Many MSA products integrate a combination of electronics, mechanical systems and advanced materials to protect users against hazardous or life-threatening situations.  The company's comprehensive product line is used by workers around the world in a broad range of markets, including the oil, gas and petrochemical industry, the fire service, the construction industry, mining and the military.  MSA's core products include self-contained breathing apparatus, fixed gas and flame detection systems, portable gas detection instruments, industrial head protection products, firefighter helmets and protective apparel, and fall protection devices.  With 2021 revenues of $1.4 billion, MSA employs approximately 4,800 people worldwide.  The company is headquartered north of Pittsburgh in Cranberry Township, Pa., and has manufacturing operations in the United States, Europe, Asia and Latin America.  With more than 40 international locations, MSA realizes approximately half of its revenue from outside North America.  For more information visit MSA's web site at www.MSAsafety.com.

Cautionary Statement Regarding Forward-Looking Statements:
Except for historical information, certain matters discussed in this press release may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include but are not limited to all projections and anticipated levels of future performance. Forward-looking statements involve risks, uncertainties and other factors that may cause our actual results to differ materially from those discussed herein. Any number of factors could cause actual results to differ materially from projections or forward-looking statements, including without limitation global economic conditions, spending patterns of government agencies, competitive pressures, the impact of acquisitions and related integration activities, product liability claims, the success of new product introductions, currency exchange rate fluctuations and the risks of doing business in foreign countries. A full listing of these risks, uncertainties and other factors are detailed from time-to-time in our filings with the United States Securities and Exchange Commission ("SEC"), including our most recent Form 10-K filed on February 18, 2022. You are strongly urged to review all such filings for a more detailed discussion of such risks and uncertainties. MSA’s SEC filings are readily obtainable at no charge at www.sec.gov, as well as on its own investor relations website at http://investors.MSAsafety.com. MSA undertakes no duty to publicly update any forward-looking statements contained herein, except as required by law.

Non-GAAP Financial Measures:
This press release includes certain non-GAAP financial measures. These financial measures include organic constant currency revenue growth, adjusted operating income, adjusted operating margin, adjusted EBITDA, adjusted EBITDA margin, adjusted earnings, and adjusted earnings per diluted share. The presentation of these financial measures does not comply with U.S. generally accepted accounting principles ("GAAP"). For an explanation of these measures, together with a reconciliation to the most directly comparable GAAP financial measure, see the Reconciliation of As Reported Financial Measures to Non-GAAP Financial Measures in the financial tables section above.

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